Exhibit 32.1

Certification Pursuant to 18 U.S.C. 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the period ended August 31, 2016 (the “Report”) of Immucor, Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I certify, to the best of my knowledge, that:

(1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

October 17, 2016	By:	/s/ Jeffrey R. Binder
Jeffrey R. Binder
President and Chief Executive Officer (Principal Executive Officer)